UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

POW! ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52414 (Commission File Number)	90-0139831 (I.R.S. Employer Identification No.)

9440 Santa Monica Boulevard, #620, Beverly Hills, CA 90210
(Address of principal executive offices with Zip Code)

310-275-9933
(Registrant’s telephone number,
 including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Appointment of Certain Officers

On January 26, 2011, the Company named Gill Champion to the newly created position of Chief Executive Officer (previously he was the Company’s Chief Operating Officer) and Arthur Lieberman to become its Chief Operating Officer.   Mr. Champion will continue to serve as the Company’s President and Mr. Lieberman will continue to serve as the Company’s Secretary, Chief Business & Legal Counsel.

Bick Le, who joined the Company in December 2010, has assumed responsibilities for corporate financial reporting from Junko Kobayashi who, in early December, had stepped down as Chief Financial Officer in order to devote more time to the Stan Lee Foundation.  Prior to joining the Company, Ms. Le served as Manager of Financial Reporting at the apparel company Fredrick’s of Hollywood. She also spent five years at Fineman & West, a boutique CPA firm located in Beverly Hills.  In addition to devoting more time to the Stan Lee Foundation, Ms. Kobayashi will also act as an independent consultant on the Company’s projects in Japan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POW! Entertainment, Inc.
(Registrant)

By:  /s/

Gill Champion, President & CEO